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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                  MARCH 4, 1998

             (Exact name of registrant as specified in its charter)
                               DRUG EMPORIUM, INC.

   (State or other jurisdiction      (Commission        (IRS Employer
    of incorporation)                 File Number)       Identification No.)
    DELAWARE                          0-16998            31-1064888

                    (Address of principal executive offices)
                            155 HIDDEN RAVINES DRIVE
                               POWELL, OHIO 43065

               Registrant's telephone number, including area code
                                 (614) 548-7080

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ITEM 5.       OTHER EVENTS.

Drug Emporium, Inc. hereby reports information related to five management changes including the appointments of Michael P. Leach to the position of Chief Financial Officer and Thomas H. "Tim" Ziemke to the position of Senior Vice President, as set forth in the press release dated March 4, 1998, and included herein as Exhibit 99.1.


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                           NEWS ARTICLE RELATED TO THE
                    APPOINTMENT OF MICHAEL P. LEACH TO C.F.O.
                   AND THOMAS H. ZIEMKE TO SR. VICE PRESIDENT

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit 99.1   Additional Exhibits

News Article related to the appointment of Michael P. Leach to C.F.O. and Thomas
--------------------------------------------------------------------------------
H. Ziemke to Sr. Vice President.
--------------------------------

    DRUG EMPORIUM ANNOUNCES THE PROMOTION OF THOMAS H. ZIEMKE TO SENIOR VICE
      PRESIDENT, MICHAEL P. LEACH TO CFO AND OTHER MANAGEMENT APPOINTMENTS

POWELL, Ohio, March 4, 1998 - Drug Emporium, Inc. today announced five management changes including the promotions of Thomas H. "Tim" Ziemke to the position of Senior Vice President with responsibilities for marketing and purchasing and Michael P. Leach to the position of Chief Financial Officer.

Tim Ziemke operated the Los Angeles-based franchise of Drug Emporium beginning in 1984 and was retained as Vice President of Western Operations when Drug Emporium purchased the franchise in 1987. He successfully expanded the California market to a 21-store region through operations execution and creative marketing. Mr. Ziemke is a graduate of Northwestern University with a degree in marketing.

Michael P. Leach has been with Drug Emporium since 1993 and most recently served as Controller. He will replace Timothy S. McCord who resigned February 16, 1998 to pursue other interests. Mr. Leach was associated with Ernst & Young prior to joining the company. He has an accounting degree from Miami University in Ohio and is a CPA. In addition to his finance responsibilities, Mr. Leach will oversee the Information Systems Department.

Other management appointments include:

Lee Pfrogner has been named Vice President with responsibilities for planning and logistics. Mr. Pfrogner has served Drug Emporium in various capacities since 1988, including Director of Franchise Operations and Director of Logistics, prior to being promoted to the position of Vice President in 1996. He is a graduate of the University of Pittsburgh with a degree in Pharmacy.

Ronald L. Schneider was promoted to Regional Director - Western Region. He will replace Tim Ziemke as head of Western operations. He has been associated with Drug Emporium since 1984, first as a franchise operator in Jacksonville, Florida and since 1988 as Director of Merchandising and later as a District Manager in the Western region. Mr. Schneider graduated from the University of Cincinnati with a degree in Pharmacy.

Anthony Canter was named Manager of Information Systems. He will be responsible for the day-to-day operations of the MIS department. Mr. Canter is experienced in systems design development and implementation and has been with Drug Emporium for two years. He is a graduate of DeVry Institute with associate and bachelor degrees in Computer Information Systems.

David L. Kriegel, Chairman and Chief Executive officer said, "As we begin our new fiscal year, we believe that these new appointments reflect our ongoing effort to build upon our core strengths. Our strong sense of teamwork has enabled Drug Emporium associates to produce uncommon results while remaining focused on exemplary customer satisfaction. I feel very enthusiastic about these changes and believe our management team is in prime position to take advantage of new opportunities available to us."

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Drug Emporium is a national chain of 135 company-owned stores operating primarily as Drug Emporium and F&M Stores. The stores operate full-service pharmacies and specialize in discount priced merchandise including health and beauty aids, cosmetics and greeting cards. The company also franchises an additional 86 locations.


    For further information:          Jane Lagusch
                                      Vice President
                                      (614) 548-7080 Ext.104
                                      jlagusch@drugemporium.com


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    March 5, 1998                      DRUG EMPORIUM, INC.
     -----------------
                                                 /s/ David L. Kriegel
                                                 -------------------------------
                                                 David L. Kriegel, President